UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2010

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 (d)

As part of its continuous efforts to enhance the qualifications and breadth of perspectives of its members, the Eastman Kodak Company Board of Directors (“Kodak Board”) has solicited the views of institutional investors regarding potential new director candidates.  As a result of this process, the Kodak Board elected Kyle Prechtl Legg as a director on September 21, 2010, upon the recommendation of its Corporate Responsibility and Governance Committee.

Ms. Legg, 58, retired as Chief Executive Officer of Legg Mason Capital Management in 2009.  She brings to the Kodak Board extensive knowledge of capital markets and the perspective of an experienced institutional investor.  Ms. Legg will serve on the Corporate Responsibility and Governance Committee and the Executive Compensation Committee of the Kodak Board.  As a non-employee director, Ms. Legg will participate in the Company’s Director Compensation Program.

With the addition of Ms. Legg, the Company increased its number of directors to fifteen.

The Company issued a press release on September 22, 2010, announcing Ms. Legg’s election, which is attached to this filing as Exhibit (99.1) and incorporated by reference.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits

(99.1)	Press release issued by Eastman Kodak Company on September 22, 2010 relating to the election of Kyle Prechtl Legg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Patrick M. Sheller
                                                                                                        Patrick M. Sheller
                                                                                                        Secretary

Date:  September 22, 2010

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.1)	Press release issued by Eastman Kodak Company on September 22, 2010 relating to the election of Kyle Prechtl Legg.